Exhibit (p)(13)

                        McKINLEY CAPITAL MANAGEMENT, INC.

                   CODE OF ETHICS AND PERSONAL TRADING POLICY


         1. Statement of General Principles:

This Code of Ethics and Personal Trading Policy (the "Code") has been adopted by McKinley Capital Management, Inc. ("MCM") in accordance with the general principle that it is the duty of Access Persons at all times to place the interests of MCM's clients first.

This Code regulates the personal Securities trading of Access Persons, all of whom have Access to information concerning Securities transactions made on behalf of MCM's clients and MCM's recommendations. This Code is intended to minimize actual and potential conflicts and prevent improper behavior. It is designed to ensure that personnel with access to information about MCM's investment intentions on behalf of it's clients conduct their personnel transactions in a way that is not detrimental to clients and do not take improper advantage of their inside position. All personal Securities transactions shall be conducted consistent with this Code.

Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act"), requires specific books and records to be maintained by every registered investment advisor. Under paragraphs (12) and (13) of rule 204-2(a), an adviser must maintain records of Securities transactions for pits own account and those of its "advisory representatives". Each transaction must be recorded no later than ten days after the end of the calendar quarter in which the transaction is effected.

An "advisory representative" may be (i) a partner, officer or director of the adviser, (ii) an employee of the adviser who participates in the recommendation or investment process or has Access to advance information about recommendations or transactions, and (iii) a person in a "control relationship" with the adviser, an affiliate of the controlling person, or an affiliate of that affiliate, if such a persona has advance information about recommendations or transactions. [(204-2(a) (12) (ii) (A)]

In addition, Rule 17j-1 under the investment Company Act of 1940 (the "Company Act") generally proscribes fraudulent or manipulative practices with respect to a purchase or sale of a security held or to be acquired by an investment company, if effected by an associated person of such company.

To comply with Rule 204-2 under the Advisers Act and Rule 17j-1 under the Company Act, MCM has adopted and will enforce the following procedures regarding personal trading:

         2. Personal Trading Policy:

Each Access Person is required to comply with the procedures and restrictions on his or her activities summarized below:

         a. All Access Persons are required to receive written pre-clearance from MCM's Compliance Officer or designee (the "Compliance Officer") of all personal transactions in covered securities, except that such pre-clearance is not required for transactions in accounts managed by MCM. The Compliance Officer's personal trades will be pre-cleared by the President of MCM. Access Persons are prohibited from purchasing or selling covered securities on a day during which MCM has a pending "buy" or "sell" order in the same security until MCM's order is executed or withdrawn.

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         b.       All Access Persons are prohibited from selling a covered
                  personal security at a profit within two calendar months plus one day from the date of purchase. For example, if 100 shares of xyz stock is purchased by the Access Person on February 17th, the 100 shares of stock could not be sold at a profit by the Access Person until April 18th. Exceptions to this short term trading profit restriction may be considered under unusual circumstances as determined by the Compliance Officer.

         c. Each Access Person is required to identify to the Compliance Officer within ten days of becoming an Access Person and whenever such Access Person establishes a new brokerage account, all brokerage accounts in which the Access Person has a Beneficial Ownership interest. Access Persons are required to cause their brokers to supply directly to the Compliance Officer duplicate copies of confirmations of all personal Securities transactions and copies of statements for all Securities accounts in which they have Beneficial Ownership. In addition, each Access Person must report to the Compliance Officer any private Securities transactions that are not carried out through brokerage accounts. The duplicate copies of confirmations and statements requirement may be satisfied with authorized access to DTC or other arranged electronic delivery method.

                  Compliance with the reporting requirements imposed on Access Persons under rule 17j-l(d), may be met if such confirmations and statements are received by MCM not later than ten days after the end of the calendar quarter in which the transaction to which the report relates is effected, and contain the following information:

                           (i) The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                           (ii) The nature of the transaction (that is, purchase, sale or any other type of acquisition or disposition);

                           (iii)    The price at which the transaction is
                                    effected;

                           (iv) The name of the broker, dealer or bank with or through whom the transaction is effected; and

                           (v) The date that the report is submitted. Any such report may contain a statement that the report shall not be constructed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

         d. Upon becoming an Access Person and annually thereafter, each Access Person is required to certify to MCM, among other things, that such Access Person understands and has complied with MCM's policies regarding personal Securities transactions and has reported all transactions and holdings in accounts in which such Access person has a Beneficial Ownership interest, whether or not any trading has occurred.

         e. All accounts managed by MCM in which an Access Person has a Beneficial Ownership interest will be traded in MCM's normal batch trade process.

         f. Post-trade monitoring of personal Securities transactions may include monitoring Access Persons' accounts on Advent, verification of trade pre-approvals to determine if any potential conflict exists and review of brokerage statements.

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         g.       Personal trading will be monitored. Any Access person who
                  violates any of the foregoing policies will be subject to termination or other disciplinary action, including, but not limited to one or more of the following actions:

                           (vi)     Written reprimand.

                           (vii) A requirement that any and all trading accounts be transferred to National Securities Corporation or such other broker/dealer as determined by McKinley Capital Management, Inc.

                           (viii) Prohibition from participating in any trading for a period of at least one (1) year.

                           (ix)     Termination.

         3. Definitions:

         a.       "Access Persons" means:

                           (i) all officers, directors and employees of MCM;

                           (ii) all registered representatives who are associated Persons of MCM; and

                           (iii)    members of their immediate families.

         b. "Beneficial Owner" means any person who, directly or indirectly, through any contract arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in Securities, subject to the following:

                           (i) The term "pecuniary interest" in any class of equity Securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

                           (ii) The term "indirect pecuniary interest" in any class of equities Securities includes, but is not limited to"

                                1. Securities held by members of a person's immediate family sharing the same household;

                                2. The right to dividends that is separated or separable from the underlying Securities (a right to dividends alone does not otherwise represent a pecuniary interest in the Securities);

                                3.  An interest in Securities held by a trust;
                                    or

                                4.  The right to acquire equity Securities
                                    through the exercise or conversion of any derivative Security, whether or not presently exercisable.

                           (iii) Indirect pecuniary interest can also include a general partner's proportionate interest in a limited partnership. An Access Person who is or is affiliated with a general partner in a limited partnership should contact the Compliance Officer to determine

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                                    whether Securities transactions by the
                                    partnership should be reported.

                           (iv) A shareholder is not deemed to have a pecuniary interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                  c.       "Covered Security" has the meaning set forth in
                           section 2(a)(36) of the Company Act, except that it does not include shares of registered open-end investment companies, direct obligations of the Government of the United States or futures on those obligations, short term debt Securities which are "government Securities" within the meaning of section 2(a)(16) of the Company Act, bankers acceptances and bank certificates of deposit.

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                  I certify that:

                  1. I have read and understand MCM's Code of Conduct and Ethics and Personal Trading Policy (the "Code") and that I am subject to the Code.

                  2. Since the date on which I received a copy of the Code, or the date of my most recent Certificate of Compliance, whichever is later, I have complied in all respects with the Code and the Policy, and I have disclosed or reported to MCM all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

                  3. I have provided a complete and accurate list of all accounts with any brokerage firm or financial institution through which I effected any transaction in, or hold, any Covered Securities in which I have a Beneficial Owner interest. I have instructed each such broker or financial institution to provide to the MCM Compliance Officer duplicate confirmations and statements for all of my personal transactions in Securities, and/or have authorized electronic access to my account information through DTC or other electronic methods.

Signature:_______________________________________________

Date:____________________________________________________

Printed Name:____________________________________________